Exhibit 99.1

                                      PROXY
                             SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                             MID TOWN BANCORP, INC.
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                NOVEMBER __, 2001


     The undersigned appoints __________________, and each of them as proxies and attorneys-in-fact, with full power of substitution, to attend and vote as proxies for the undersigned at a Special Meeting of the shareholders of Mid Town Bancorp, Inc. ("Mid Town") to be held at ________________________, at ________
o'clock, local time, on November __, 2001, at _____________________________and
at any adjournments or postponements thereof, the number of shares of Mid Town held by the undersigned on ____________ (the "Record Date") which the undersigned would be entitled to vote if then personally present, for the following purposes:

     1. Approval of the Agreement and Plan of Merger dated as of July 2, 2001 which provides for the merger of Mid Town with and into Lincoln Acquisition Corp., a wholly-owned subsidiary of MAF Bancorp ("MAF").

                 { } Approve         { } Disapprove         { } Abstain

     2. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournments or postponement of the special meeting.

                 { } Approve         { } Disapprove         { } Abstain

     THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MID TOWN, WILL BE VOTED FOR PROPOSALS 1 AND 2 UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

     THE PROXIES AND ATTORNEYS, AND EACH OF THEM, WITHOUT HEREBY LIMITING THEIR GENERAL AUTHORITY, ARE AUTHORIZED PURSUANT TO THE AUTHORITY GRANTED IN PARAGRAPH 2 TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ALL MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF BUT WHICH ARE NOT KNOWN TO THE BOARD OF DIRECTORS AT THE TIME OF SOLICITATION OF THIS PROXY. IN THEIR DISCRETION, EACH OF THE ABOVE-NAMED PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS INCIDENT TO THE CONDUCT OF, OR AS MAY PROPERLY COME BEFORE, THE SPECIAL MEETING OF SHAREHOLDERS.

          Your vote is important. Accordingly, even if you plan to attend the Special Meeting, please date the Proxy and sign your name exactly as it appears on this proxy. If shares are held by joint tenants or as community property, both should sign. Persons signing in a fiduciary capacity should so indicate. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president, or authorized officer. If a partnership, please sign in partnership name by authorized person. Please promptly return this Proxy to Mid
          Town in the enclosed envelope

Signature(s)                                   Dated                  , 2001
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Signature(s)                                   Dated                  , 2001
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